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                                                                     EXHIBIT 5.1



                           Neal, Gerber & Eisenberg
                     Two North LaSalle Street, Suite 2200
                           Chicago, Illinois  60602


                                 June 10, 1999

VIA ELECTRONIC TRANSMISSION

Vistana, Inc.
8801 Vistana Centre Drive
Orlando, FL  32821

     Re:  Registration Statement on Form S-3

Gentlemen:

     We are counsel to Vistana, Inc., a Florida corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed offering by the selling shareholders identified therein of an aggregate of 622,500 shares of the common stock, $.01 par value per share (the "Common Stock"), of the Company.

     As such counsel, we have examined the Registration Statement and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations (a) of the Company and its officers and other representatives and (b) of public officials.

     Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that the shares of Common Stock covered by the Registration Statement, which may be acquired by the selling shareholders upon the exercise of options granted to them by certain principal shareholders of the Company, have been duly and validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.
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Vistana, Inc.
June 10, 1999
Page 2

     Certain partners of Neal, Gerber & Eisenberg and attorneys associated with the firm beneficially own shares of Common Stock.

                              Very truly yours,

                              /s/ Neal, Gerber & Eisenberg

                              Neal, Gerber & Eisenberg